Exhibit 99.1
Dycom Industries, Inc. (NYSE: DY) Q4 2024 Results Conference Call February 28, 2024 9:00 AM ET

CORPORATE PARTICIPANTS

Steven E. Nielsen, President, Chief Executive Officer & Director, Dycom Industries, Inc.
Ryan F. Urness, Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

OTHER PARTICIPANTS

Adam Thalhimer, Analyst, Thompson, Davis & Company, Inc.
Sangita Jain, Analyst, KeyBanc Capital Markets, Inc.
Alexander Waters, Analyst, BofA Securities, Inc.
Frank Louthan, Analyst, Raymond James & Associates, Inc.
Brent Thielman, Analyst, D.A. Davidson & Co.
Steven Fisher, Analyst, UBS Securities LLC
Alex Rygiel, Analyst, B Riley Securities, Inc.
Alan Mitrani, Managing Partner, Sylvan Lake Asset Management LLC

MANAGEMENT DISCUSSION SECTION

Operator

Good day and thank you for standing by. Welcome to the Dycom Industries’ Fourth Quarter Results Conference Call. At this time, all participants are in a listen-only mode. After the speaker’s presentation, there will be a question-and-answer session. [Operator Instructions] Please be advised that today's conference is being recorded. I would now like to hand the conference over to your host, Mr. Steven Nielsen, President and Chief Executive Officer. Please go ahead, sir.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thank you, Operator. Good morning, everyone. Thank you for attending this conference call to review our fourth quarter fiscal 2024 results. Going to slide 2. During this call we will be referring to a slide presentation which can be found on our website’s investor center main page. Relevant slides will be identified by number throughout our presentation. Today we have on the call Drew DeFerrari, our Chief Financial Officer, and Ryan Urness, our General Counsel. Now I will turn the call over to Ryan Urness.

Ryan F. Urness
Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.

Thank you, Steve. All forward-looking statements made during this conference call are provided pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all comments reflecting our expectations, assumptions or beliefs about future events. These forward-looking statements are subject to risks and uncertainties which may cause actual results to differ materially from current projections, including those risks discussed in the Company’s filings with the US Securities and Exchange Commission. Forward-looking statements are made solely as of the original broadcast date of this conference call and we assume no obligation to update any forward-looking statements. Steve?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks, Ryan. Now, moving to slide 4 and a review of our fourth quarter results. As we review our results, please note that in our comments today, and in the accompanying slides, we reference certain Non-GAAP measures. We refer you to the Quarterly Reports section of our website for a reconciliation of these Non-GAAP measures to their corresponding GAAP measures.

Now for the quarter. Revenue increased year over year to $952.5 million, an increase of 3.8%, Organic revenue declined 2.5%. As we deployed gigabit wireline networks, wireless/wireline converged networks and wireless networks, this quarter reflected an increase in demand from two of our top five customers.

Organic revenue was slightly below the lower end of our expectations due to significant winter weather across broad sections of the country during the latter part of January. The year-over-year effect of the weather on our results was particularly pronounced as we did not experience significant winter weather last January.

Gross margin was 16.9% of revenue and increased 37 bps compared to the fourth quarter of fiscal 2023. Margins were also affected by January’s weather as revenue per business day declined notably from December.

General and administrative expenses were 7.7% of revenue. And all of these factors produced Adjusted EBITDA of $93.7 million or 9.8% of revenue, compared to $83.1 million or 9.1% of revenue in the year-ago quarter, and earnings per share of $0.79. Operating cash flow was very strong in the quarter at $325.1 million. Liquidity was robust at $703.6 million. Our net leverage ratio was 1.41, the lowest since the October quarter of 2012. During the quarter we repurchased 260,000 shares of our common stock for $29.4 million.

Now, going to slide 5. Today major industry participants are constructing or upgrading significant wireline networks across broad sections of the country. These wireline networks are generally designed to provision gigabit network speeds to individual consumers and businesses either directly or wirelessly using 5G technologies.

Industry participants have stated their belief that a single high-capacity fiber network can most cost effectively deliver services to both consumers and businesses, enabling multiple revenue streams from a single investment. This view is increasing the appetite for fiber deployments, and we believe that the industry’s effort to deploy high-capacity fiber networks continues to meaningfully broaden the set of opportunities for our industry.

Increasing access to high-capacity telecommunications continues to be crucial to society, especially for rural America. The Infrastructure Investment and Jobs Act includes over $40 billion for the construction of rural communications networks in unserved and underserved areas across the country under the BEAD program. This represents an unprecedented level of support and meaningfully increases the rural market that we expect will ultimately be addressed. All states and territories have submitted their initial BEAD proposals. As of early this week, one state has completed all 10 required steps while 15 others have completed 9 of the 10. Once all 10 steps are completed, a state can request 20% or more of its allocated BEAD funding. In addition, substantially all states have commenced programs that will provide funding for telecommunications networks even prior to the initiation of funding under the Infrastructure Act.

We are providing program management, planning, engineering and design, aerial, underground, and wireless construction, and fulfillment services for gigabit deployments. These services are being provided across the country in numerous geographic areas to multiple customers.

These deployments include networks consisting entirely of wired network elements and converged wireless/wireline multi-use networks. Fiber network deployment opportunities are increasing in rural America as new industry participants respond to emerging societal initiatives.

We continue to provide integrated planning, engineering and design, procurement and construction and maintenance services to several industry participants.

Stabilizing macro-economic conditions may well influence the execution of some industry plans. In addition, the market for labor has improved in many regions around the country. Automotive and equipment supply chains are also improving, although the supply of mid-duty chassis is still somewhat constrained. Prices for capital equipment continue to increase, but at a moderating rate.

For several customers, we expect the pace of deployments to increase this year, including two significant customers whose capital expenditures were more heavily weighted toward the first half of calendar year 2023. We are encouraged that despite winter seasonality, revenue from these two customers actually increased from our October quarter to our January quarter. We expect this trend to continue. More generally, we see organic growth resuming in our July quarter.

Overall, we are encouraged by improving financial markets with long-term interest rates substantially lower than six months ago and expect these lower rates, if sustained, to support future industry investment. Within this context, we remain confident that our scale and financial strength position us well to deliver valuable service to our customers.

Moving to slide 6. During the quarter revenue increased 3.8%. Our top five customers combined produced 58.6% of revenue, decreasing 13.0% organically. Demand increased from two of our top five customers. All other customers increased 17.8% organically.

Lumen was our largest customer at 17.2% of revenue or $164.2 million. Lumen, grew organically 48.9%. This was our eighth consecutive quarter of organic growth with Lumen. AT&T was our second largest customer at 17.1% of total revenue or $162.7 million. In a seasonally weak quarter, AT&T grew sequentially for the first time in three quarters. Revenue from Comcast was $97.3 million or 10.2% of revenue. Comcast was Dycom’s third largest customer. Charter was our fourth largest customer at $70.3 million or 7.4% of revenue. Charter grew 124.3% organically. And finally, Verizon was our fifth largest customer at $64.1 million or 6.7% of revenue.

In addition, total revenue growth was 22.8% after excluding two customers whose spending was front-end loaded last year. This is the twentieth consecutive quarter where all of our other customers in aggregate, excluding the top five customers, have grown organically. Of note, fiber construction revenue from electric utilities was $83.7 million in the quarter.

We have extended our geographic reach and expanded our program management and network planning services. In fact, over the last several years we believe we have meaningfully increased the long-term value of our maintenance and operations business, a trend which we believe will parallel our deployment of gigabit wireline direct and wireless/wireline converged networks as those deployments dramatically increase the amount of outside plant network that must be extended and maintained.

Now, going to slide 7. Backlog at the end of the fourth quarter was $6.917 billion vs. $6.613 billion at the end of the October 2023 quarter, an increase of $304 million. Of this backlog, approximately $3.966 billion is expected to be completed in the next 12 months. Backlog activity during the fourth quarter reflects solid performance as we booked new work and renewed existing work. We continue to anticipate substantial future opportunities across a broad array of our customers.

During the quarter we received from Frontier, a construction and maintenance agreement in Florida. For Brightspeed, construction and maintenance agreements in Kansas, Ohio, Pennsylvania, New Jersey, Virginia, Tennessee, and North Carolina. Various rural fiber construction agreements in Washington, Missouri, Louisiana, Mississippi, Michigan, Indiana, Ohio, Kentucky, North and South Carolina. And various utility line locating agreements in California, New Jersey, Maryland, Virginia, and the District of Columbia. Headcount was 15,611.

Now I will turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks Steve and good morning, everyone.

Going to slide 8. Contract revenues were $952.5 million, an increase of 3.8% compared to Q4 last year. Organic revenue decreased 2.5% and was slightly below the lower end of our expectations due to significant winter weather across broad sections of the country during the later part of January. Revenue from our recently acquired business was $57.5 million in Q4. Adjusted EBITDA was $93.7 million, or 9.8% of contract revenues, compared to $83.1 million, or 9.1% in Q4 2023. Adjusted EBITDA increased 78 bps and reached the lower end of our expectations.

Gross margins improved 37 bps to 16.9% of revenue compared to 16.5% in Q4 2023. We expected greater improvement in Q4, but results were impacted by the adverse winter weather experienced in January. G&A expense came in better than expected and was 7.7% of revenue compared to 7.8% in Q4 2023. Net income was $0.79 per share compared to $0.83 per share in Q4 last year. The change in earnings reflects the $10.6 million increase in Adjusted EBITDA plus higher gains on asset sales, offset by $8.6 million of higher depreciation and amortization, $3.4 million of higher interest expense, as well as higher stock-based compensation and income tax expense.

Going to slide 9. Our financial position and balance sheet remains strong. We ended Q4 with $500.0 million of Senior Notes, $315.0 million of Term Loan, and no revolver borrowings outstanding. Cash and equivalents were $101.1 million and liquidity was robust at $703.6 million. Our capital allocation prioritizes organic growth, followed by M&A and opportunistic share repurchases, within the context of our historical range of net leverage.

Going to slide 10. Cash flows provided by operating activities were strong at $325.1 million in Q4. The combined DSOs of accounts receivable and net contract assets were 120 days. Capital expenditures were $52.7 million, net of disposal proceeds, and gross CapEx was $57.4 million. Capital expenditures, net for the full year of fiscal 2024 were $183.3 million. Looking ahead to fiscal 2025, we expect net CapEx to range from $220 million to $230 million. During Q4, we repurchased 260,000 shares of our common stock for $29.4 million.

Going to slide 11. As we look ahead to the first quarter ending April 27, 2024, we expect organic revenues to range from in-line to slightly lower as a percentage of contract revenues compared to Q1 2024. This range reflects that Q1 of last year included revenue from certain customers whose capital expenditures were more heavily weighted toward the first half of calendar 2023. In addition to the range of organic revenues, we expect approximately $60 million of acquired revenues. We also expect Non-GAAP Adjusted EBITDA percentage of contract revenues to increase 25 to 75 bps as compared to Q1 of last year. Additionally, we expect $5.5 million of total amortization expense, $13.2 million of net interest expense, a 26.0% effective income tax rate, and 29.5 million diluted shares. As we look ahead to the quarter ending July 27, 2024, we expect organic revenue growth to resume.

Now, I will turn the call back to Steve.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks Drew, moving to slide 12. This quarter we experienced solid activity and capitalized on our significant strengths. First and foremost, we maintained significant customer presence throughout our markets. We are encouraged by the breadth in our business. Our extensive market presence has allowed us to be at the forefront of evolving industry opportunities.

Telephone companies are deploying fiber-to-the-home to enable gigabit high speed connections. Rural electric utilities are doing the same. Dramatically increased speeds for consumers are being provisioned and consumer data usage is growing, particularly upstream.

Wireless construction activity in support of newly available spectrum bands continues this year.

Federal and state support for rural deployments of communications networks is dramatically increasing in scale and duration.

Cable operators are increasing fiber deployments in rural America. Capacity expansion projects are underway.

Customers are consolidating supply chains creating opportunities for market share growth and increasing the long-term value of our maintenance and operations business.

We are pleased that many of our customers are committed to multi-year capital spending initiatives as our nation and industry experience improved economic conditions. We are confident in our strategies, the prospects for our company, the capabilities of our dedicated employees, and the experience of our management team.

Now, Operator, we will open the call for questions.

QUESTION AND ANSWER SECTION

Operator

Thank you. [Operator Instructions] And our first question will come from Adam Thalhimer from Thompson Davis. Your line is open.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Hey. Good morning, guys. Sorry about the January weather.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, we wished we could have changed it, but we couldn't.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

I just want to make sure that I understand the Q1 revenue guide. Are you saying organic is flat to slightly down year-over-year?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes, that's correct, Adam.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

All right. The Brightspeed awards looked significant. I was curious if they could crack into the top five customers this year.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Adam, those were a number of renewals of business-as-usual work that we have done in those territories for a long period of time. We're pleased with the commitment and the extension. We do see opportunities for Brightspeed to accelerate. They've got lots of work to get done. Whether they crack top five, hard to say, but certainly we have a good outlook for them this year.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Okay. And the back of the envelope, I'm getting to kind of high-single-digit organic revenue growth in Q2. Just curious if you would comment on magnitude of that flip back to positive?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. I think, Adam, what I would say is we're not guiding with that kind of specificity to the second quarter, but I would, and you're probably aware, that we did have two significant customers from April to July last year that dropped about $115 million. And so, certainly not having that headwind is conducive to more on-trend organic growth.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

All right. Last one. Do you see both cable customers up this year?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Again, they're both in areas where they're trying to edge out their footprint into rural America. They're doing capacity expansion. I think it really depends on one relative to the other. I'm not sure that is all that material. We're happy that both have great opportunities.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Okay. Thanks, guys.

Operator

Thank you. Our next question comes from Sangita Jain from KeyBanc Capital Markets. Your line is open.

Sangita Jain
Analyst, KeyBanc Capital Markets, Inc.

Yes. Thank you for taking my question. Steve, if I can ask you, just to follow up on the guidance, you usually don't give guidance two quarters out. So I'm just trying to see what that may be a function of. Is that just elimination of the headwind that you just mentioned or is that more clarity in terms of customer spending that you're seeing?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, I think, one, when you're calling inflection points, we like to help people. This is a business that does have cycles. And so, when we feel good about customer discussions, of which we've had frequent and detailed discussions about this year's build plan, we thought it would be helpful to folks, given that we've had a couple of quarters to kind of flat organic growth. So I think that was primarily what we were talking – or why we provided the observation.

The other thing is, again, last year was a little bit unusual in that we did have a couple of customers that did slow down in the front half of the year, and we're pleased that they both grew in this quarter sequentially. We think that'll happen in April and again in July. So I think that was the purpose.

Sangita Jain
Analyst, KeyBanc Capital Markets, Inc.

Great. And if I can ask you one more on revenue contribution from acquisition. It looks like 4Q was stronger than what we were anticipating. Your F1Q guide is also higher than what we were thinking. So just trying to see if there's anything that you would like to point out in terms of the Bigham acquisition that may be outperforming versus your expectations?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

The acquisition, the Bigham acquisition that we closed last August, is primarily in the Southeast. Now the Southeast had some difficult weather, but not as much perhaps as the rest of the country. And so, I think that was helpful to the fourth quarter.

In the first quarter, we did close a small additional acquisition in February. And so there's probably a 20- or 30-basis-point contribution from that acquisition in addition to Bigham. And we'll hope that as we acquire businesses that we do a good job of finding the right ones and that they grow faster than trend, because that's why we deploy capital.

Sangita Jain
Analyst, KeyBanc Capital Markets, Inc.

Got it. And if I can squeeze in one more on capital allocations since you just mentioned the acquisition. It looks like you bought some shares back in the quarter, not nearly as much as your authorization is. You made a small acquisition. Just kind of want to see where you think of capital allocation, given your leverage is as comfortable as it is?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. I think, Sangita, as we've always said, first and foremost, we want to allocate capital to be able to grow our business with customers. Organic growth is always the highest and best use of capital. And given our scale in the industry, I think customers look to us to be able to grow with them. We are a significant part of industry capacity. So, that's always going to be number one.

And then, number two, we're going to always evaluate share repurchases versus M&A on a relative basis. It's an art, not a science. I think what's interesting about the fiscal year we just concluded is that we spent just under $50 million to repurchase shares. We spent $122 million on an acquisition. And at the end of the year, net leverage was down 25 basis points from where it ended the year before. So, I do think, to your question, we certainly have the ability to invest to create both growth and value as we look ahead.

Sangita Jain
Analyst, KeyBanc Capital Markets, Inc.

Great. Thank you so much.

Operator

Thank you. Our next question will come from Alex Waters from BofA. Your line is open.

Alexander Waters
Analyst, Bank of America

Perfect. Thanks so much for taking my questions. Maybe just first, Steve, you noted the backlog, both the total and the next 12 months backlog is the largest we've really seen in the last couple of years. Maybe can you just talk a little bit more about the runway that provides you in 2025 and then 2026?

And then maybe just secondly, I know it's a smaller portion of your business, but just on the wireless segment, we heard a couple of the tower companies talking about a potential ramp in the second half of 2024 in terms of construction work. So, just wanted to get your thoughts there. Thanks.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Sure. So I think, Alex, in general with backlog, the way we think about it is in the near and intermediate term. It's not always tightly correlated with exactly how we perform for revenue growth. But as we've gotten bigger, the numbers have gotten bigger. And so I think that's what's supportive of our outlook for 2025 and 2026, with the caveat that we don't have anything in backlog that's associated with the BEAD program. And we do expect, as we get through the balance of this year, that as the BEAD awards are finalized state-by-state and as the states begin to issue grants, that I think there will be an opportunity to reflect some of that activity in the backlog.

As you mentioned, wireless, less than 4% in the quarter. We don't see it growing anytime soon. With respect to what the tower companies are talking about, they may see activity sooner than we do. But right now, we're not expecting any significant growth, at least in the near to intermediate term.

Alexander Waters
Analyst, Bank of America

Thank you very much.

Operator

Thank you. And our next question will come from Frank Louthan from Raymond James. Your line is open.

Frank Louthan
Analyst, Raymond James

Great. Thank you. Steve, you mentioned the less of a headwind in the second half. Does that mean those two customers that you called out that had the decline last year, are they going to see a similar pattern to last year with more front-end weighted? Or is it going to be more even through the year? Can you explain that a little bit?

And then in the All Other category, some of the smaller guys, what's the general trend from them? Were they more impacted by the weather that caused a bit of a decline, expecting them to bounce back? Or were there any of those that sort of that pulled back their build or anything like that? Thanks.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. Frank, I think with respect to the shape of the year, I think from a real activity perspective, I think we see things picking up throughout the year. So, if you recall, last year, essentially we had very little weather. I think I looked back at last year's transcript and we talked about – the word weather came up 15 times, and that was all because it was much better than we had expected. And I think that caused the front-end loading for some customers. They just got ahead based on lack of winter weather. I think we see a more seasonal pattern here. And as I mentioned, I think we'll see growth from April into July, and we hope that continues in the back half of the year. So, I think a more normal year.

And then with respect to small customers, it's a very eclectic group of customers, so everything from the electric co-ops to small rural telephone companies. And I would say, still good opportunities there. No way for us to say that they were over- or under-indexed on weather. I think, again, they're really focused on taking advantage of all the state fund money that they can right now in anticipation of the BEAD program coming later.

Frank Louthan
Analyst, Raymond James

Okay. Great. Thank you.

Operator

Thank you. Our next question will come from Brent Thielman from D.A. Davidson. Your line is now open.

Brent Thielman
Analyst, D.A. Davidson & Co.
Hey. Thanks. Good morning, Steve, Drew.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Good morning.

Brent Thielman
Analyst, D.A. Davidson & Co.

Just on the margins, I thought it was interesting, Steve. I mean, you were within your outlook for the quarter despite not getting the operating leverage you might have thought you'd get just given the weather in January. Can we infer you were outperforming those expectations for margins after those issues toward the end of the quarter?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. Brent, what I think I would say is that when we looked at the November-December time period, we were on or a little bit ahead of plan, and then January was more difficult than we expected. One way we thought about that was we looked back over the last 10 years for each of those years for the trajectory from December to January, and we looked at it per business day. And last year really stands out as being outstanding. We only had about a 3%, 3.5% decline per day from December into January, and this year was much more seasonal at 17%, a little bit over. So I think that's really what happened.

And so, clearly that had an effect year-over-year on revenue comps when you have somewhat of a normal pattern compared to a pattern last year that was very different. And then clearly, when you have under – when you have that kind of trajectory, you've got some reduced utilization and productivity. And so, to your point, there is a little bit less operating leverage.

Brent Thielman
Analyst, D.A. Davidson & Co.

Yes. Okay. That's a great color. Steve, and it seems like you saw some really – or you're seeing some really nice underlying trends across most of the customer base here in the quarter, absent the weather issues. I guess, I know you have a difficult comparison in next quarter and in April. But could you just level set us on what drives the view that organic growth may just be flat or down in April? Because it sounds like things are moving along pretty well.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. I think again, Brent, we just don't want to get ahead of ourselves. I mean, we've had a quarter here where we did not have organic growth, tough compare. Actually, if you remember last year, I think we beat the January guidance by almost $100 million, so we had a tough compare. And if we put that behind us, I think we feel good about the quarter, but we don't want to get ahead of ourselves.
Brent Thielman
Analyst, D.A. Davidson & Co.

Yeah. Understood, Steve. Last one just, I mean, it was a noticeable more decline, I guess, from Verizon here in the quarter. I guess, could you just talk about to what degree you expected that versus what was sort of the impact of weather and maybe the regions you were operating for them? Any other kind of clarity there would be helpful.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. I think, Brent, what we can say is we've been closing out this large customer program and pleased to do it and pleased to get beyond the negative impact on margins. The balance of the work that we do for Verizon is in the Northeast. And so it's going to be a little more seasonally affected than the overall country.

Brent Thielman
Analyst, D.A. Davidson & Co.

Very helpful. Okay. Thank you.

Operator

Thank you. And our next question will come from Steven Fisher from UBS. Your line is now open.
Steven Fisher
Analyst, UBS Securities LLC

Thanks. Good morning. I just wanted to try and gauge in some way your full-year revenue expectations. I know you don't want to go out with too much specificity here, but you're expecting about 20% to 25% growth in CapEx. To what extent is the underlying volume there reflective of what your 2025 revenue expectations might be? I mean, it seems like a double-digit growth setup.

And I know you said to an earlier question that the backlog doesn't always perfectly correlate, but over the last three years, your actual full-year revenues were nearly 20% above your year-end 12-month backlog. So, is there anything unusual in the book and burn that you see this year? Or is your year-end 12-month backlog unusually high for some reason at the moment? Because when you add all that together, it seems like it would put you into a double-digit growth range for revenues for the full year.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, I think first off, with respect to the full year, recall that we're guiding to flat for the first quarter. So, when you have that in one quarter of the calculation, I think that may be a little bit aggressive, Steve, just by the math.

I think in thinking about the balance of the year, which is why we provided the guidance for the resumption of organic growth in the second quarter, we do tend to see periods of time where when we have difficult comps, growth will slow. As we get beyond those comps, then things pick up. And I think that as a general principle is the way we're thinking about the balance of the year.

On the CapEx, recall that we did extend the useful lives of our assets because it had been tough during the pandemic to make sure that we could get enough of our equipment. So we held on to things that we might have sold sooner. And so, not all of that is growth CapEx. A portion of that increase is really going to be deferred maintenance CapEx. And we're pleased that, for the most part, we're having better access to equipment. And in fact, we have $85 million of equipment on order right now. But I wouldn't tie as tight a correlation between CapEx as your question implies.

Steven Fisher
Analyst, UBS Securities LLC

Okay. That's helpful. And then, on the cash flow, obviously it was a very nice quarter there and the DSOs improved by a day, but they're still up about 12 days, I think, year-over-year. So how do you see this fiscal year playing out from a DSO perspective? Should that trend back to sort of the sub 110 levels or is this kind of the more normalized level where we are at the moment?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. I wouldn't call it normalized. We're working hard to make it lower. We realize how much capital is tied up with every day of DSO. When we're working on these large fiber programs, they're administratively complex. We're working hard, both ourselves and with our customers, to simplify the administrative effort behind them. And I think as we get better at that, we have some real opportunities to bring the DSO in. Different customers have different DSO profiles. And to the extent that we have growth resuming with some customers, I think that can also be helpful as improvement on DSO.

Steven Fisher
Analyst, UBS Securities LLC

Okay. Thank you very much.

Operator

Thank you. [Operator Instructions] And our next question will come from Alex Rygiel from B. Riley Securities. Your line is open.

Alex Rygiel
Analyst, B Riley Securities, Inc.

Morning, Steve.
Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Good morning.

Alex Rygiel
Analyst, B Riley Securities, Inc.

As it relates to the BEAD program and assuming you win some work, when do you anticipate this funding to work its way into your income statement?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

I think at this point, the consensus in the industry is that as we get into the calendar 2025 that we'll begin to see opportunities. I mean, we may see the opportunities in the second half of the year but not real opportunities for revenue growth into 2025.

As we said in our comments, one state's gotten all the way through. So theoretically, they can request 20% of the money and begin making awards. There's another 14 or 15 that are queued up behind them that only have one step left. So I think that's certainly a reasonable expectation.

Alex Rygiel
Analyst, B Riley Securities, Inc.

And then margins are improving year-over-year despite some top line headwinds. Can you talk about why and provide a bit more color on your outlook for margin improvement? And even kind of taking another step and discuss how margins could be affected by the BEAD program in 2026 or 2025?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. So, Alex, as I know you're aware and others, we had a tough period of time on a large customer program that suppressed margins below where the company had traditionally performed. We're pleased that we've worked through that. That overhang is behind us. We've had good organic growth. Yes, it slowed down last year, but I think the year still was 6% or 7%.

Anytime we get broadly distributed organic growth, we get better operating leverage. We're always working on new ways to be more efficient in the field. So, working through improvements in operating the business, everything from dispatch to safety and quality. And so, I think we're trying to build better margins into the book of business as we look forward to more growth.

With respect to BEAD, we had a pretty significant amount of experience on working in the stimulus programs 15 years ago. I think we saw margins in those programs that we did in rural America then, that were at or better than what we saw in the rest of the business historically. And we see no reason at this time for that to be any different.

Alex Rygiel
Analyst, B Riley Securities, Inc.

Great. Thank you.

Operator

Thank you. And our next question will come from Alan Mitrani from Sylvan Lake Asset Management. Your line is now open.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Hi. Thank you. Just following up on Alex's question. It seems to me that your SG&A, excluding stock-based comp, is about as low as a percent of revenues in about 18 years, I think since they even started breaking that out. Can you talk about the leverage you can get off of your fixed SG&A base as all these projects start coming in?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah, Alan, I think there's a couple of things that have been driving that outcome. One, we've been doing a number of projects to standardize back-office processes across the company. We continue to do those. There's more coming that we think that we can take back-office cost out of the business. I think in addition, when we get broadly distributed growth, it's also broadly distributed across our subsidiary. So not only are we getting operating or holding company level or corporate level G&A leverage, we're also getting it inside individual business units that are continuing to grow pretty significantly.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

So it sounds like it's something that's strategic and planned and that could continue going forward as your business starts to benefit from all these government programs and the recovery of growth.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. We see no reason that we can't maintain good tight controls over the G&A portion of expense. And we do have some pretty significant commitments as we look forward to make that even better.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Great. And then one more on backlog. You guys were somewhat strategic in that. Given the inflationary environment we've seen, a lot of other companies took on big projects going on multiple years and then they got forced to eat the inflation costs. You guys seemingly, as someone pointed out, your backlog hadn't really been that high over the last number of years, and now it's starting to pick up as I think some of the pricing has cycled through. Would you characterize it that way that you feel like the pricing in your backlog and what you're seeing now is more representative of where you want margins to go over the next couple of years?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, it certainly took us some time to work through our existing portfolio of contracts and make sure that they adequately reflected the increased cost environment. So it took some time. I think we've – well, there's always more to do there, but we've worked through a substantial portion of that. So I think that's been helpful.

I think as we talked about in 2021 and 2022, where we saw that there were risks to inflation, we also worked with our customers to make sure that if we took on duration risk, that we had some type of formulaic protection or some ability to revisit pricing to the extent that costs continue to escalate more than we expected. That meant, at times, we probably were more comfortable with shorter-term contracts than others, and I think that was the right strategy then to preserve our ability to get the right cost reflected in our pricing going forward.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Great. Thank you.

Operator

Thank you. And I am showing no further questions from the phone lines and I'd like to turn the conference back over to Steven Nielsen for any closing remarks.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, we appreciate everybody's time and attention on the call, and we look forward to speaking to you in the month of May. Thank you.

Operator

Thank you. This concludes today's conference call. Thank you for your participation. You may now disconnect. Everyone, have a wonderful day.